Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2012, relating to the consolidated financial statements and financial statement schedule of B/E Aerospace, Inc., and the effectiveness of B/E Aerospace, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of B/E Aerospace, Inc. for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP
Boca Raton, Florida
November 1, 2012